                                                                   EXHIBIT 10.19

                         TECHNICAL ASSISTANCE AGREEMENT



                                       on



                         STARTER MOTORS AND ALTERNATORS



                                    between



                           Prestolite Electric, Inc.



                                      And



                                 Hitachi, Ltd.

                                   CONTENTS
                                   --------


ARTICLE I           DEFINITIONS



ARTICLE II          TECHNICAL INFORMATION



ARTICLE III         LICENSES



ARTICLE IV          COMPENSATION



ARTICLE V           TRADEMARKS AND TRADE NAMES



ARTICLE VI          GENERAL LIMITATIONS



ARTICLE VII         OBSERVANCE OF SECRECY



ARTICLE VIII        LIFE OF THE AGREEMENT



ARTICLE IX          APPLICABLE LAW



ARTICLE X           ARBITRATION



ARTICLE XI          WAIVER



ARTICLE XII         SEVERABILITY



ARTICLE XIII        FORCE MAJEURE



ARTICLE XIV         EXPORT CONTROL



ARTICLE XV          ASSIGNMENT OF AGREEMENT



ARTICLE XVI         NOTICES



ARTICLE XVII        ENTIRE AGREEMENT AND AMENDMENTS



ARTICLE XVIII       RETROACTIVE CLAUSE

                                   AGREEMENT
                                   ---------


This AGREEMENT made and entered into this April 8th 1998 by and between Hitachi, Ltd., a corporation organized and existing under the laws of Japan and having its registered office at 6, Kanda-Surugadai 4-chome, Chiyoda-ku, Tokyo 101, Japan represented by Hitachi Automotive Products Division (hereinafter referred to as "HITACHI") and Prestolite Electric Incorporated., a corporation organized and existing under the laws of Delaware, U.S.A. and having its registered office at 2100 Commonwealth Boulevard Ann Arbor, Michigan 48105 U.S.A. (hereinafter referred to as "PRESTOLITE")



                                  WITNESSETH:
                                  ----------


WHEREAS, HITACHI is currently engaged among other things, in the development, manufacture and sale of automotive electrical equipment;



WHEREAS, Lucas Varity plc.(formerly Lucas Industries plc. and hereinafter referred to as "LUCAS") and HITACHI have entered into a Technical Assistance Agreement on Starter Motors and Alternators(hereinafter referred to as "FORMER AGREEMENT");



WHEREAS, PRESTOLITE has acquired Lucas Indiel Argentina S.A. and Lucas Automotive (Pty) Ltd. in South Africa from LUCAS and is willing to continue the current business of such companies;



WHEREAS, PRESTOLITE is now desirous of obtaining from HITACHI technology and rights relating to certain automotive electrical equipment and, HITACHI is willing to furnish such technology and rights on the terms and conditions set forth herein; and



WHEREAS, HITACHI and PRESTOLITE each represents that it is fully authorized to deal generally with and to make this AGREEMENT respecting the subject matter hereof.



NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:



                                   ARTICLE I
                                   ---------


                                  DEFINITIONS
                                  -----------


For the purpose of this AGREEMENT:



A. ORGANIZATIONAL COMPONENT:
   ------------------------
     "ORGANIZATIONAL COMPONENT" means: any component which is a majority owned subsidiary of by the legal entity in question.



B. PRESTOLITE ST/ALT DEPARTMENT
   ----------------------------
   1. "PRESTOLITE ST/ALT DEPARTMENT (hereinafter referred to as
      "PRESTOLITE

      S/A") means: any ORGANIZATIONAL COMPONENT of PRESTOLITE located in South Africa or Argentina which were formerly Lucas subsidiaries and is at any time during the term of this AGREEMENT is or wishes to be engaged in design engineering manufacture use or sale of CONTRACT PRODUCTS and the successor of any of the foregoing to which any such activities are transferred.



   2. ORGANIZATIONAL COMPONENT of PRESTOLITE located in Africa and South America (not including Central America) may be included in PRESTOLITE ST/ALT DEPARTMENT in addition with HITACHI's prior written approval.



C. CONTRACT PRODUCTS:
   -----------------

   1. "CONTRACT PRODUCTS" means:

     1)  Starter motor

        a)  Co-axial type gear reduction starters
        b)  Direct drive starters

     2)  Alternator

        c)  Fan built-in type alternators



     which starter motors and alternators make use of TECHNICAL INFORMATION (hereinafter defined).
     The models of above starters and alternators are as follows



   2. Models are:

        a)  S114-769,
        b)  S114-568,
        c)  LR170-738C, LR170-746E (???120) LR160-726 (???120)

          LR180-731B, LR180-741 (???128) LR195-701



   3. Additional models of CONTRACT PRODUCTS may be added to this Section C.2 by the parties hereto from time to time by mutual written consent. The terms and conditions relating to such additional models shall be mutually agreed upon between the parties hereto.



D. TECHNICAL INFORMATION:
   ---------------------

   1. TECHNICAL INFORMATION shall mean the information relating to the commercial production of CONTRACT PRODUCTS which was already transferred to Lucas according to FORMER AGREEMENT and which falls within the scope specified below only. HITACHI will transfer or cause Lucas to transfer of the TECHNICAL INFORMATION from Lucas to PRESTOLITE.



     1)  Parts list
     2)  Production assembly and components drawings
     3)  Quality control process chart and final test specifications
     4)  Material specifications
     5)  Quality assurance test results
     6) Drawing and specification updates or changes if HITACHI thinks its necessary in relation with quality and cost. Such decision shall be solely made by HITACHI.

   2. TECHNICAL INFORMATION does not include:



     1) Information regarding technologies in the stage of research and development.



     2) Financial information (such as, for example, cost, pricing, profit, marketing).



     3) Information proprietary to any other organizational components than HITACHI which HITACHI has no right to disclose.



     4) Information which is proprietary to a third party and information, the disclosure of which would require payment of consideration to a third party other than an employee of HITACHI.



     5) Information, the disclosure of which is prevented by any governmental regulations.



     6) Information regarding materials per se and parts, components and subsystems which, although forming a part of CONTRACT PRODUCTS, relate to fields of research, development, design, engineering, production and/or servicing distinctive from CONTRACT PRODUCTS ( such as, for example, semiconductor, switch, lamp, connector, wire, cable, paint, varnish, plastic, glass, ceramics, metal, alloy, chemical, etc.), except such information as necessary for obtaining such materials, parts components and subsystems to enable PRESTOLITE to manufacture CONTRACT PRODUCTS.



     7) Information regarding devices, apparatus and equipment as are used in the manufacture, testing, installation, maintenance and servicing of CONTRACT PRODUCTS; except purchase specifications of such devices, apparatus and equipment.



E.  PATENTS:
    -------

   1. "PATENTS" means: patents (including patents of importation, patents of confirmation, patents of improvement, patents and certificates of addition and utility models, as well as divisions, reissues, continuations, continuations-in-part, foreign counterparts, renewals and extensions of any of the foregoing) and applications therefor and patents which may issue on such applications covering invention with respect to which the first application therefor anywhere was filed prior to the expiration or termination date of this AGREEMENT.



   2. "HITACHI PATENTS" means: PATENTS which are owned or controlled by HITACHI and under which HITACHI has or may acquire the right to grant a license during the term of this AGREEMENT without payment to a third party except for payment to a person for an invention made by such a person while employed by HITACHI.



F. EFFECTIVE DATE:
   --------------

  "EFFECTIVE DATE" of this AGREEMENT means the completion date of the signature by both parties.

                                   ARTICLE II
                                   ----------


                             TECHNICAL INFORMATION
                             ---------------------


A. TRANSFER OF TECHNICAL INFORMATION:
   ---------------------------------
   1. TECHNICAL INFORMATION to be provided to PRESTOLITE shall be limited to the TECHNICAL INFORMATION already provided to LUCAS in the FORMER AGREEMENT Upon the effectiveness of this Agreement, HITACHI shall transfer or cause LUCAS to transfer TECHNICAL INFORMATION to PRESTOLITE.



   2. If PRESTOLITE needs furthermore TECHNICAL INFORMATION, TECHNICAL INFORMATION supplied by HITACHl shall be limited to that available at HITACHI for its standard products, and HITACHI shall not be required to generate any special information or to do any special engineering.



   3. For technical assistance, a delegated technical department representing HITACHI shall be assigned and notified to PRESTOLITE as a contact point for answering questions within a reasonable time frame.



B. DRAWINGS & SPECIFICATIONS:
   -------------------------
   HITACHI shall not be obligated to modify any TECHNICAL INFORMATION in any way whatsoever from the form in which it was used or produced by or on behalf of HITACHI, nor to reduce to documentary or graphic form any information which is not already in such form, nor to generate any additional information.



C. CONSULTATION:
   ------------
   In order to facilitate PRESTOLITE's understanding of the TECHNICAL INFORMATION or to facilitate PRESTOLITE's understanding of HITACHI tooling and manufacturing process, consultation services in the form of discussions between authorized personnel of the parties, not creating any new documents and drawings, shall be made available by HITACHI during the first two(2) years of this AGREEMENT in accordance with the following provisions:



   1. Certain duly authorized and technically. qualified personnel of PRESTOLITE may visit HITACHI for the purpose of receiving consultation services, and observing and studying HITACHI's use of TECHNICAL INFORMATION as follows:



      1) Such visits shall not normally exceed three(3) times per year and maximum three(3) persons and five(S) days at one time during the first two(2) years from the EFFECTIVE DATE of this AGREEMENT. Additional Consultation Days may be undertaken by agreement between the parties. Each separate meeting for Consultation for eight(8) hours or less but not less than three(3) hours during a calendar working day shall be construed as one Consultation Day, irrespective of the number of attendees from either party. Meeting for less than three(3) hours shall be considered one-half(1/2) Consultation Day.

     2) When PRESTOLITE is desirous of making a visit under this Section C.1, PRESTOLITE shall give notice to HITACHI normally one(1) month prior to the proposed visit, stating specific purposes and interests of such visit and the name, background, experience and position of the visitors. HITACHI shall promptly advise PRESTOLITE as to whether such visit is convenient and, if not, shall propose alternative arrangements or dates.


     3) All visits shall be subject to such reasonable conditions and regulations as may be necessary in order not to interfere with normal operations and administration of the facilities being visited.


   2. PRESTOLITE will pay to HITACHI the engineer training fee for a consultation at HITACHI of Japanese Yen one hundred ten thousand (J~1 10,000) per day/capita.



      The remuneration stated above is for the year of 1997 and shall be adjusted annually during the term of this AGREEMENT according to "Wage Indexes of Manufacturing (Nominal), Regular" published by the Bank of Japan.



      Such adjustment shall be made every December in order to determine the remuneration applicable for the period from January 1 through December 31 of the subsequent year using the index of September of each year comparing with that of the previous year.



   3. PRESTOLITE will bear and pay the traveling expenses, living and lodging expenses during the engineers stay in Japan and all other expenses accrued in this connection.



   4. Consultation fee provided in Section C.2 and expenses in Section Q.3 (if HITACHI paid on behalf of PRESTOLITE) of Article II shall be paid by PRESTOLITE to HITACHI within thirty(30) days after HITACHI's billing therefor.



                                  ARTICLE III
                                  -----------


                                    LICENSES
                                    --------


LICENSE UNDER HITACHI PATENTS AND TECHNICAL INFORMATION
-------------------------------------------------------


HITACHI grants PRESTOLITE during the life of this AGREEMENT non-exclusive, non-transferable and non-sublicensable license to make at PRESTOLITE S/A and to use, sell, and/or otherwise dispose of CONTRACT PRODUCTS manufactured by PRESTOLITE S/A under HITACHI PATENTS and TECHNICAL INFORMATION in South America (not including Central America) and Africa.

                                   ARTICLE IV
                                   ----------


                                  COMPENSATION
                                  ------------


A. INITIAL FEE:
   -----------
   In addition to the payments and reimbursements elsewhere provided for in this AGREEMENT, PRESTOLITE agrees to pay HITACHI an initial fee in the sum of Japanese Yen thirty million (JY30,000,000) within thirty(30) days from the EFFECTIVE DATE.



B. ROYALTIES:
   ---------
   1. PRESTOLITE further agrees to pay HITACHI royalties calculated at the rate three percent(3%) of Net Selling Price on all CONTRACT PRODUCTS, including PRESTOLITE modifications, manufactured and sold or otherwise disposed of by PRESTOLITE S/A. The said royalties shall be paid by PRESTOLITE S/A and payable for each type of CONTRACT PRODUCTS, including PRESTOLITE modifications, on those manufactured by the expiration or termination date of this AGREEMENT or by the date five(S) years after the first sale of such type by PRESTOLITE respectively, whichever date occurs later.



   2. Within forty-five (45) days from each March 31, June 30, September 30 and December 31 during the life of this AGREEMENT and (for those types of CONTRACT PRODUCTS, the royalties on which are payable beyond the expiration or termination date of this AGREEMENT pursuant to Section B.1 above) during the five(S) year period after the first sale of such types respectively, PRESTOLITE shall make a written report to HITACHI stating the quantity and the Net Selling Price of each type of the CONTRACT PRODUCTS, including: PRESTOLITE modifications, manufactured and sold or otherwise disposed of by PRESTOLITE S/A during the preceding three(3) month period and royalties due thereunder, and shall pay such royalties to HITACHI within sixty(60) days from each March 31, June 30, September 30 and December 31.



   3. Within sixty(60) days after the expiration or termination of this AGREEMENT, and, (for those types of CONTRACT PRODUCTS, including PRESTOLITE modifications, the royalties on which are payable beyond the expiration or termination date of this AGREEMENT pursuant to Section B.1 above), the expiry of the five(S) years after the first sale of such types respectively, PRESTOLITE shall make a report and royalty payment to HITACHI, covering all CONTRACT PRODUCTS, including PRESTOLITE modifications, previously sold otherwise disposed of which have not been included in previous reports and payments.



   4. CONTRACT PRODUCTS including PRESTOLITE modifications, shall be considered "sold or otherwise disposed of":



     1)  at the time of billing out to a customer therefor, if they are sold,



     2) at the time of transfer thereof to a customer, if they are leased loaned, bartered. exchanged for goods or services, or otherwise transferred to such customer, or

     3) at the time of transfer thereof for use (other than routine testing) within PRESTOLITE.



      Provided, however, that, on the expiration or termination date of this AGREEMENT, or, (for those types of CONTRACT PRODUCTS, including PRESTOLITE modifications, the royalties on which are payable beyond the expiration or termination date of this AGREEMENT pursuant to Section B.1 above), on the date five(S) years after the first sale respectively, all CONTRACT PRODUCTS, including PRESTOLITE modifications, which have been manufactured by PRESTOLITE on or before such date but which have not previously been reported and for which the royalties have not been paid including, but not limited to those in use for routine testing within PRESTOLITE shall be considered "sold or otherwise disposed of".


   5. For the purpose of computing the royalties payable under the Section B, "Net Selling Price" of a CONTRACT PRODUCT, including PRESTOLITE modifications, shall be:



      1) Gross invoice price of PRESTOLITE or PRESTOLITE ST/ALT DEPARTMENT as packed for shipment with the following items deducted to the extent to which they are separately itemized or otherwise identifiable and paid or allowed and included in the gross invoice price:



          a) Transportation charges and insurance charges on shipments to customers.



          b) The price of components and/or subsystems which are purchased from HITACHI and are sold as being incorporated in the CONTRACT PRODUCTS, including PRESTOLITE modifications.



          c)  Local VAT and taxes charged.



     2) The price (but subject to the allowances detailed in Section B:5.1) above) on the open market, if CONTRACT PRODUCTS, including PRESTOLITE modifications, are sold to a company directly of indirectly affiliated or associated with PRESTOLITE or bartered or ex changed for goods or services, or otherwise transferred to a third party, or put into use within PRESTOLITE.


   6. For the products of PRESTOLITE S/A for the period from January 1,1998 to the date before the EFFECTIVE DATE, both parties agree to regard such products as CONTRACT PRODUCTS retroactively, and PRESTOLITE agrees to pay royalty on such products. Royalty period for the CONTRACT PRODUCTS shall include such period above and PRESTOLITE shall make report and payment as stipulated Section B.2 above.



C. WITHHOLDING TAX:
   ---------------
   Payments under this AGREEMENT shall be made by PRESTOLITE or PRESTOLITE S/A to HITACHI without any deductions except withholding tax if required under the laws of Delaware, South Africa, Argentina, or wherever the CONTRACT PRODUCTS are made. Promptly after each payment, PRESTOLITE shall obtain and furnish to HITACHI an official receipt or certificate showing that such tax has been paid on behalf of HITACHI.

D. PLACE AND FORM OF PAYMENT:
   -------------------------
   1. All payments and reimbursements to be made to HITACHI by PRESTOLITE or PRESTOLITE S/A under this AGREEMENT shall be made by telegraphic transfer in Japanese Yen to the account of Hitachi, Ltd., at Tokyo Main Office, The Bank of Tokyo-Mitsubishi, Ltd., in Tokyo, Japan.



   2. As for the payment PRESTOLITE or PRESTOLITE S/A shall make to HITACHI for CONTRACT PRODUCTS, the amount shall be converted to Japanese Yen using the exchanging rate of the date of remittance, and then PRESTOLITE or PRESTOLITE S/A shall remit the amount with the bank receipt which shows the exchange rate used for conversion.



E. RECORDS AND AUDITS:
   ------------------
   1. PRESTOLITE S/A agrees to keep sufficient records of the sales and disposition of CONTRACT PRODUCTS to enable the royalties due and payable hereunder to be verified.



   2. PRESTOLITE S/A further agrees to permit such books and records to be examined by HITACHI until two(2) years after the last royalty payment. Such examination shall be made at the expense of HITACHI by an auditor appointed by HITACHI who is acceptable to PRESTOLITE S/A, or, at the request and expense of PRESTOLITE S/A by an independent certified public accountant appointed by HITACHI. If any such examination shall determine that PRESTOLITE S/A has underpaid by more than three percent (3%) of correct computation, the expenses in such examination shall be borne by PRESTOLITE.



F. DELAY IN PAYMENT:
   ----------------
   In the event that any payment due under this AGREEMENT remains unpaid after the due date stipulated herein, an interest at the rate of two percent(2%) per annum over the base rate then current at a major bank in USA shall accrue on such past due amount until paid and shall be added to such unpaid amount (and paid) due to HITACHI.



                                   ARTICLE V
                                   ---------


                           TRADEMARKS AND TRADE NAMES
                           --------------------------


A. The use of the other party's trademark and/or trade name shall not be allowed in any case in a sole form nor in a joint form.



B. Each party shall not register in any manner the trademark and/or trade names of the other party or any mark, sign or symbol similar to or reassembling any trademarks and/or trade names of the other party in any country of the world during and after the term of this AGREEMENT.

                                   ARTICLE VI
                                   ----------


                              GENERAL LIMITATIONS
                              -------------------


A. The rights and obligations of the parties hereto shall be subject to the following:



   1. Only the information which HITACHI owns or has the right to transfer shall be disclosed.



   2. Such reasonable conditions as each party may deem necessary to comply with the laws, regulations, requirements and requests of its government or any agency thereof.



B. HITACHI makes no warranty or representation, expressed or implied, nor assumes any responsibility toward PRESTOLITE either directly or as an indemnitor regarding the following:



   1. The existence, validity, scope, enforcement or maintenance of any HITACHI PATENTS; provided that HITACHI shall exert its best efforts to maintain HITACHI PATENTS applicable to CONTRACT PRODUCTS.



   2. Accuracy, utility or sufficiency of any information furnished by HITACHI hereunder; provided that HITACHI represents that:



      1) Any TECHNICAL INFORMATION to be furnished hereunder will correspond to that which is available at HITACHI, and



      2) All information requested by PRESTOLITE will be furnished in accordance with the provisions of this AGREEMENT so far as it falls within the scope of TECHNICAL INFORMATION as defined and is available at HITACHI at the time of such request.



     If HITACHI confirms any mistake or incompleteness in such TECHNICAL INFORMATION, HITACHI will promptly furnish to PRESTOLITE corrected TECHNICAL INFORMATION.



   3. The operability, safety, functional effectiveness or marketability of any product manufactured by PRESTOLITE S/A.



   4. Immunity against third party's patents and other proprietary rights upon manufacture, use and sale of any product by PRESTOLITE or upon use by PRESTOLITE of any information furnished hereunder.



C. 1. In no event shall HITACHI be kept liable for consequential, incidental or special damages resulting from the use of TECHNICAL INFORMATION or sale, use, or other disposal of CONTRACT PRODUCT. PRESTOLITE agrees to hold HITACHI harmless from all liability, damages, claims, demands, suits, cost of expenses, of all kinds or descriptions (including, without limitation, claims for patent infringement, or for bodily injuries, death or property damage), whether based upon contract, tort (including negligence), strict liability or other theory of law which HITACHI or any third party may suffer or incur, and arising out of or resulting from activities engaged in by, or by acts or omissions of, PRESTOLITE.



   2. Hitachi shall to the best of its abilities, assist PRESTOLITE in its defense on TECHNICAL INFORMATION or HITACHI PATENTS. Such assistance shall be the sole obligation of HITACHI and HITACHI shall not be entitled to any indemnity or damage whatsoever in favor of PRESTOLITE, which could result from the legal action brought against PRESTOLITE.



D. It is the intent of the parties hereto that any public announcement regarding this AGREEMENT shall be made only with the mutual consent of both parties.



E. Headings appearing in this AGREEMENT are for easy reference purpose only, and shall not be construed as defining the scope or meaning of any provisions.



                                  ARTICLE VII
                                  -----------


                             OBSERVANCE OF SECRECY
                             ---------------------


For ten(10) years after the receipt of each item of TECHNICAL INFORMATION. PRESTOLITE shall take all reasonable efforts, consistent with those undertaken to protect its own proprietary information to ensure that such TECHNICAL INFORMATION shall not be disclosed to any third party (corporate, individual or otherwise, or par-ties partly or wholly owned by PRESTOLITE) or to any organizational components of PRESTOLITE other than PRESTOLITE ST/ALT DEPARTMENT except insofar as:


   1. Such disclosure may specifically be authorized in writing from time to time by HITACHI.



   2. Such disclosure is necessary to enable customers to operate and maintain CONTRACT PRODUCTS purchased from PRESTOLITE.



   3. Such TECHNICAL INFORMATION is necessarily disclosed to bona fide subcontractors of PRESTOLITE, solely to permit such subcontractors to manufacture for PRESTOLITE materials, parts, components and subsystems of CONTRACT PRODUCTS; provided, however, that, PRESTOLITE shall obtain a written commitment from such subcontractors agreeing to maintain such information in confidence to the extent required under this AGREEMENT.



   4. Such TECHNICAL INFORMATION has been made public by HITACHI prior to such disclosure by PRESTOLITE.



   5. Such TECHNICAL INFORMATION is established to be in the public domain otherwise than as a consequence of a breach of the obligations hereunder.



   6. Such TECHNICAL INFORMATION has been disclosed by HITACHI without restriction to a third party prior to such disclosure by PRESTOLITE.

   7. Such TECHNICAL INFORMATION has been in PRESTOLITE's possession prior to the receipt thereof from HITACHI; or independently developed by PRESTOLITE prior to the disclosure by HITACHI provided that PRESTOLITE shall show documentary evidence thereof.



   8. Such disclosure is required pursuant to a valid order of a court or other governmental agency having appropriate jurisdiction.



                                  ARTICLE VIII
                                  ------------


                             LIFE OF THE AGREEMENT
                             ---------------------


A. This AGREEMENT shall become effective on the EFFECTIVE DATE of this AGREEMENT and shall continue to be effective until December 31, 2004.



B. In the event that either party fails substantially to perform any obligation to be performed by it hereunder, and such default shall not be cured within sixty(60) days after notice from the other party, then the other party shall have the right to terminate this AGREEMENT by giving ten(10) days prior notice.



C. This AGREEMENT may be terminated by either party in its entirety or part upon notice in the event that:



   1. Such termination is necessary to comply with any order of the government of the party so terminating, or



   2. Normal conduct of the business of the other party as a private enterprise ceases, or is substantially altered as a consequence of any action taken by governmental, judicial, or any other authority.



D. In the event there is a substantial change in the ownership of either party whether resulting from merger, acquisition, consolidation or otherwise, (but not as a result of reorganization within its present grouping) or in the event another person or company acquires control of a party, the other party reserves the right to terminate this AGREEMENT wholly or partly by giving thirty(30) days' notice to such party.



E. Except as provided in Section H below, upon expiration or termination of this AGREEMENT as provided for herein or by operation of law or otherwise, all rights granted or obligations undertaken hereunder shall terminate forthwith. However, following provisions shall survive in any case:



   1. Each party's obligations stipulated in Article V
      (TRADEMARKS AND TRADE NAMES).



   2. PRESTOLITE's obligations to pay any amounts unpaid and already due and payable hereunder.

   3. PRESTOLITE's obligations to make report and pay royalties under Section B of Article IV.



   4. PRESTOLITE's obligations to send tax certificates under Section D of
      Article IV.



   5. HITACHI's right to examine PRESTOLITE's books and records under Section E of Article IV.



   6. PRESTOLITE's obligations assumed under ARTICLE VII (OBSERVANCE OF
      SECRECY).



   7. PRESTOLITE's right to continue to manufacture and sell those types of CONTRACT PRODUCTS, the royalties on which shall be payable beyond the expiration date of this AGREEMENT pursuant to Section B.2 of Article IV; provided that this AGREEMENT has not been terminated earlier than its expiration.



F. In the event this AGREEMENT is terminated by HITACHI earlier than the expiration date as a result of PRESTOLITE's default or substantial alteration of business conduct or change of ownership pursuant to Sections B, C.2, and D of this Article VIII respectively, or by PRESTOLITE in accordance with the provisions of Section C.1 of this Article VIII, PRESTOLITE shall cease to manufacture, use, sell, or otherwise dispose of any CONTRACT PRODUCTS.



   Provided, however, that in the event any CONTRACT PRODUCTS are in assembling or manufacturing process on such termination date. PRESTOLITE may make use of TECHNICAL INFORMATION and/or HITACHI PATENTS in order to complete the manufacturing process for such CONTRACT PRODUCTS and also may sell or otherwise dispose of such CONTRACT PRODUCTS subject to royalty payment under
   Article IV hereof.



   Further, in these cases of termination set out in this Section F as aforesaid, PRESTOLITE shall return to HITACHI without delay and on its entire responsibility, all TECHNICAL INFORMATION in written, printed or other tangible form, supplied by HITACHI.



G. In the event there is a substantial change in the ownership of ORGANIZATIONAL COMPONENT which is included in PRESTOLITE S/A whether resulting from merger, acquisition, consolidation or otherwise, (but not as a result of reorganization within its present grouping) or in the event another person or company acquires control of such ORGANIZATIONAL COMPONENT, HITACHI reserves the right to exclude such ORGANIZATIONAL COMPONENT from PRESTOLITE S/A. Such ORGANIZATIONAL COMPONENT shall lose all the rights granted under this Agreement.



   PRESTOLITE shall return or cause such ORGANIZATIONAL COMPONENT to return to HITACHI without delay and on its entire responsibility, all TECHNICAL INFORMATION in written, printed or other tangible form, supplied by HITACHI to such ORGANIZATIONAL COMPONENT.

H. Upon normal expiration and amicable termination of this AGREEMENT:



   1. PRESTOLITE shall have the perpetual right to utilize TECHNICAL INFORMATION for the manufacture, use, sale and/or other disposal of the CONTRACT PRODUCTS without further payment of royalties except for the royalties payable beyond the expiration date of this AGREEMENT pursuant to Section B of Article IV, if any.



   2. Both parties shall negotiate in good faith a non-exclusive PATENT license of similar scope under this AGREEMENT for the life of HITACHI PATENTS to manufacture, use, sell, and/or otherwise dispose of CONTRACT PRODUCTS, if any HITACHI PATENT remains applicable.



                                   ARTICLE IX
                                   ----------


                                 APPLICABLE LAW
                                 --------------


This AGREEMENT shall be interpreted and the legal relations between the parties shall be determined in accordance with the laws of Japan.



                                   ARTICLE X
                                   ---------


                                  ARBITRATION
                                  -----------


Any disputes concerning the validity, interpretation or performance of this AGREEMENT as to which the parties cannot agree shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, Paris(ICC) by three arbitrators, each of the parties nominating one and the third arbitrator being nominated by the two so selected; the third arbitrator shall be a lawyer. If any arbitrator is not nominated within one month, he shall be appointed by the Court of Arbitration of the ICC. The arbitration shall take place in Tokyo, Japan or New York, U.S.A. at the option of the party defending the claim, and all proceedings thereto shall be conducted in English.



                                   ARTICLE XI
                                   ----------


                                     WAIVER
                                     ------


All waivers hereunder must be made in writing, and failure at any time to require the other party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

                                  ARTICLE XII
                                  -----------


                                  SEVERABILITY
                                  ------------


In the event that any provision of this AGREEMENT is held by a court of competence jurisdiction to be void or unenforceable, such void or unenforceable provision shall be considered as excised from this AGREEMENT which shall otherwise remain in full force and effect.



                                  ARTICLE XIII
                                  ------------


                                 FORCE MAJEURE
                                 -------------


Neither party shall be liable for any breach, non-observance or non-performance of any of the covenants and agreements on its part of contained herein caused by any circumstance beyond its control including expressly (without prejudice to the foregoing) war, riot or civil commotion, legislation of Governments, Acts of Governments, Acts of God, lawful or usurped powers or any inevitable accident.



                                  ARTICLE XIV
                                  -----------


                                 EXPORT CONTROL
                                 --------------


Both parties shall not, directly or indirectly, export, re-export or transship any hardware, software and/or technical information relating thereto provided by the other party under this AGREEMENT in violation of any applicable export control laws and regulations promulgated and administered by the governments of the countries claiming jurisdiction over the parties or transactions.



                                   ARTICLE XV
                                   ----------


                            ASSIGNMENT OF AGREEMENT
                            -----------------------


A. The rights and obligations of the parties accrued in this AGREEMENT may not be assigned or otherwise transferred and shall not inure to the benefit of any assignee or transferee without the written consent of the other party hereto, and any assignment or transfer without such consent shall be null and void.



B. All terms and conditions applied to and to be executed by PRESTOLITE under this Agreement shall also apply to PRESTOLITE S/A and PRESTOLITE shall fully be responsible for execution of such terms and conditions by PRESTOLITE S/A. If any of PRESTOLITE S/A fails to perform its obligations under this Agreement, PRESTOLITE shall perform such obligations on behalf of PRESTOLITE S/A.

                                  ARTICLE XVI
                                  -----------


                                    NOTICES
                                    -------


Any notice or request with reference to this AGREEMENT shall be made by air or facsimiled letter, and shall be directed by one party to the other at its respective address as follows:



If to PRESTOLITE:



       Prestolite, Inc.
       2100 Commonwealth Blvd.
       Suite 300
       Ann Arbor, MI 48105
       Attn:  International Development and Corporate Affairs



If to HITACHI:

       Hitachi. Ltd.
       European Business Development Department
       Overseas Operations Promotion Office
       6, Kanda Surugadai 4-chome
       Chiyoda-ku
       Tokyo 101
       Japan



Either party may by written notice to the other party change the address to which requests or notices shall be directed.



                                  ARTICLE XVII
                                  ------------


                        ENTIRE AGREEMENT AND AMENDMENTS
                        -------------------------------


This AGREEMENT constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes and cancels all previous agreements negotiations,, commitments and writings in respect thereto. This AGREEMENT may not be released, discharged, abandoned, changed, renewed, extended, or modified in any manner except by an instrument in writing signed by duly authorized officers or representatives of each of the parties hereto.



                                 ARTICLE XVIII
                                 -------------


                               RETROACTIVE CLAUSE
                               ------------------


HITACHI approves the transfer and the use of TECHNICAL INFORMATION to PRESTOLITE retroactively for the period from January 1,1998 to the date before EFFECTIVE DATE.

IN WITNESS WHEREOF, each party hereto has caused this AGREEMENT to be executed in duplicate in English, as of the date first above written, by its duly authorized officer or representative.



Prestolite Electric, Inc.               Hitachi, Ltd.



By  /s/ Kenneth C. Cornelius            By  /s/ Seiji Suda
   --------------------------              --------------------------

Name:     Kenneth C. Cornelius          Name:   Seiji Suda
Title:    Vice President                Title:  Director and General Manager
                                                Automotive Products Division

Date: 3 Apr 98                          Date: April 8, 1998
      -----------------------                 -----------------------

HITACHI                                           [PLEASE MARK YOUR ENVELOPE
                                                   FOR THE ATTENTION OF THE
Hitachi, Ltd.                                      UNDERSIGNED]
6, Kanda Surugadai 4 chome,
Chiyoda-ku, Tokyo 101, Japan
                                                   YOUR REF.
TEL:  TOKYO (03)3258-1111                          ---------------------------
                                                   OUR REF.
FAX:  TOKYO (03)3258-5211-6                        ---------------------------



                                                                  April 13, 1998

Mr. Ken Cornelius
Vice President
Chief Financial Officer
Prestolite Electric Incorporated
2100 Commonwealth Boulevard
Ann Arbor, MI 48105


Dear Mr. Cornelius:

We enclosed original agreement signed by both parties. We will send you our invoice for the Initial payment soon after.

There was one mistake in Article VIII Life of the Agreement. The Agreement shall be effective until December 31, 2004 instead of December 31, 2007. We changed this page as this is mistake and we agreed for license period of 7 years.

Thank you for your cooperation.


Sincerely yours,


 /s/ T. Miyahara
-------------------------------
T. Miyahara, Section Manager
European Business Development Dept.
International Business Planning & Development Group